Exhibit 10.7

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of this ___ day of ____, 2018, by and between OriginClear, Inc., a Nevada corporation (the “Company”), and the undersigned set forth on the signature page hereto (the “Subscriber”).

1. Subscription.

(a) Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of units (“Units”) equal to the aggregate purchase price (the “Subscription Funds”), as set forth upon the signature page hereof (the “Subscription”), pursuant to the Company’s offering of Units (the “Offering”). A minimum of $25,000 of Units must be purchased by the Subscriber, unless a lower amount is agreed to by the Company in its sole discretion.

(b) The Subscriber acknowledges that the Company will use the information that the Subscriber provides herewith to determine whether this Agreement complies with the requirements of various securities laws, including Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506(c) of Regulation D, as well as the requirements of certain applicable state securities laws. The Subscriber understands that the Company will rely upon the information contained herein for purposes of such determination.

(c) The subscription period will begin as of April 11, 2018, and will terminate (if the Closing Date, as herein defined, has not earlier occurred) on May 11, 2018 (the “Initial Termination Date”), which may be extended until July 11, 2018 at the sole discretion of the Company (the “Extended Termination Date”). The maximum aggregate purchase price of Units to be offered pursuant to the Offering is $1,000,000, subject to the Company’s right to increase such amount to $2,000,000 in its sole discretion and without notice to the investors in the Offering.

(d) The purchase price of the Units (the “Purchase Price”) shall be $0.02 per Unit if the Subscribers subscribes, in one or more Closings (as herein defined), for an aggregate amount of less than $50,000; $0.018 if the Subscribers subscribes, in one or more Closings, for an aggregate amount of $50,000 or greater, but less than $100,000; $0.016 if the Subscribers subscribes, in one or more Closings, for an aggregate amount of $100,000 or greater, but less than $250,000; and $0.014 if the Subscribers subscribes, in one or more Closings, for an aggregate amount of $250,000 or greater. For the purposes of this Section 1(d), only the number of Units actually subscribed for by the Subscriber pursuant to cash consideration shall be used to calculate such aggregate amount.

(e) Each Unit shall consist of the following:

(i) One share of the Company’s 0% Series D Convertible Preferred Stock, $0.0001 par value (each, a “Share”).

(ii) The right (the “Coin Purchase Right”) to (a) purchase one digital asset, such as a coin or token, or any other security (a “Coin”), per each Unit purchased by the Subscriber, during a capital raising event conducted by the Company or the Company’s wholly owned subsidiary, WaterChain, Inc., pursuant to which such Coins shall be issued and offered by the Company or WaterChain, Inc. for the primary purpose of funding the Company’s distributed ledger technology initiative, as determined in the Company’s sole discretion (a “Coin Offering”), and (b) receive 20% additional Coins upon the exercise of such Coin Purchase Right and purchase of such Coins. Such Coin Purchase Right shall only be exercisable during the first Coin Offering conducted by the Company or by WaterChain, Inc., not including a private exempt offering in which Coins are offered only to the Company’s founders, Board of Directors, management, advisors, consultants, and other early stage participants selected by Company at the Company’s sole discretion (the “Founder’s Round”). The price of Coins to be purchased shall be the best price offered by the Company or WaterChain, Inc. for such Coins during such Coin Offering. The Company or WaterChain, Inc. is not obligated to conduct a Coin Offering.

(iii) One additional Share if (a) neither the Company nor WaterChain, Inc. conducts a Coin Offering within one year of the Initial Termination Date or, if applicable, the Extended Termination Date, and (b) the Company does not cancel or terminate the Offering prior to such applicable dates.

(f) The Subscriber shall subscribe to the Units pursuant to the following procedure:

(i) The Subscriber shall submit to www.VerifyInvestor.com, a 3rd-party accredited investor verification service, all documents and information necessary for www.VerifyInvestor.com to affirm Subscriber’s status as an “accredited investor”, as defined in Rule 501 of Regulation D.

(ii) The Subscriber shall pay the Subscription Funds by delivering good funds in United States Dollars by way of wire transfer of funds to the Company. The wire transfer instructions are set forth in Exhibit A attached hereto and made a part hereof.

(iii) The Subscriber shall complete and submit the Anti-Money Laundering Form to the Company, attached hereto as Exhibit B.

(iv) Upon receipt of the Subscription Funds and acceptance of this Subscription through the execution of this Agreement by the Company, the Company shall accept the Subscription Funds (the “Closing”, and the date of such Closing, the “Closing Date”) and issue to the Subscriber such number of Units corresponding to the amount of the accepted Subscription Funds and the applicable Purchase Price.

(g) The Subscriber acknowledges that the subscription for Units hereunder may be rejected in whole or in part, or the Offering may be canceled or terminated at any time, by the Company in its sole discretion and for any reason, notwithstanding prior receipt by the Subscriber of notice of acceptance of such subscription. The Company shall have no obligation hereunder until the Company executes and delivers to the Subscriber a copy of this Agreement executed by both parties. If this Agreement is rejected in whole, or the Offering is canceled or terminated, all funds received from the Subscriber will be returned without interest or deduction, and this Agreement shall thereafter be of no further force or effect. If the Subscriber’s Subscription Funds is rejected in part, the rejected portion of the Subscription Funds will be returned without interest or deduction, and this Agreement will continue in full force and effect to the extent of the accepted portion of the Subscriber’s Subscription Funds.

2. Representations and Covenants of the Subscriber. The Subscriber hereby represents and warrants to the Company as follows:

(a) The general information regarding the Subscriber previously submitted, submitted herewith, or to be submitted in the future to the Company by the Subscriber, including, but not limited to the information provided in the signature page hereof and the documents and information submitted to www.VerifyInvestor, is and shall be true, complete, and correct.

(b) The Subscriber has reviewed the definition of “accredited investor” as such term is defined in Rule 501 of Regulation D, and the Subscriber meets one or more of the requirements to qualify as an “accredited investor.”

(c) The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) the Company will need additional capital to operate its business but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (iii) an investor may not be able to liquidate his or her investment; (iv) the Coin Purchase Rights are not transferable, and the transferability of the Shares is extremely limited; (v) an investor could sustain the loss of his or her entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business, and the industries, markets and geographic regions in which the Company will compete, as well as risks associated with the Offering contained in the Company’s confidential private placement memorandum for the Offering, dated April 11, 2018 (the “Private Placement Memorandum”).

(d) The Subscriber is able to bear the economic risks associated with an investment in the Company. The Subscriber has adequate means of providing for current needs and personal contingencies and is aware that an investment in the Units is highly speculative and subject to substantial risks. The Subscriber is capable of bearing the high degree of economic risk and burden of this investment, including, but not limited to, the possibility of the complete loss of all contributed capital and the limited transferability of the Interests.

(e) The Subscriber acknowledges that he or she has prior investment experience, including without limitation, investments in non-listed and non-registered securities, or he or she has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to him or her and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on his or her behalf, and that he or she recognizes the highly speculative nature of this investment.

(f) The Subscriber acknowledges that (i) the Coin Purchase Rights are not transferable and there are significant restrictions on the transferability of the Shares, that the Company has no intention to register or develop a market for the Units, Shares or Coin Purchase Rights, and accordingly it may not be possible for the Subscriber to liquidate the Subscriber’s investment and the Units should be considered only as a long-term investment; (ii) the terms and conditions of the Coins, and the availability of a trading medium for them, have not been determined, and accordingly the Coins, if and when issued, may not have significant value and may not be liquid; (iii) the Shares and the Company’s Common Stock issuable on conversion of the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act under the Securities Act (“Rule 144”), and may be resold only pursuant to the conditions of Rule 144 under the Securities Act, including the expiration of all applicable holding periods, or pursuant to an available exemption from registration, (iv) no federal or state agency has made any findings as to the fairness of the terms of the Offering; (v) any projections or predictions that may have been made available to the Subscriber are based on estimates, assumptions and forecasts which may prove to be incorrect; and (vi) no assurance is given that actual results will correspond with the results contemplated by the various projections.

(g) The Subscriber acknowledges receipt and careful review of the Private Placement Memorandum, this Agreement, and the attachments hereto and thereto (collectively, the “Offering Documents”), and hereby represents that (i) he or she has relied upon independent investigation in making the decision to purchase the Units subscribed for, (ii) he or she has been furnished or given access by the Company during the course of this Offering with or to all information regarding the Company and its financial condition and results of operations which he or she had requested or desired to know; (ii) that all documents, including material contracts, which could be reasonably provided have been made available for his or her inspection and review; (iv) that he or she has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the concerning the terms and conditions of the Offering and to obtain such additional information as the Subscriber deemed desirable to verify the accuracy of such information and to evaluate the merits and risks of the purchase of the Units; and (v) any additional information which he or she had requested.

(h) The Subscriber acknowledges that the Offering may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he or she must retain his or her own professional advisors to evaluate the tax and other consequences of an investment in the Units.

(i) The Subscriber represents that the Units are being purchased for his or her own account, for investment and not for distribution or resale to others. The Subscriber agrees that he or she will not sell or otherwise transfer any of the securities comprising the Units unless they are registered under the Securities Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

(j) The Subscriber understands that the Company will review this Agreement and the results from a third party accredited investor verification service and the Company reserves the unrestricted right to reject or limit any subscription and to close the Offering at any time.

(k) The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or its agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

(l) If the Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Units; and (iii) that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Subscriber.

(m) If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within her or her jurisdiction for the purchase of the Units; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. Such Subscriber’s subscription and payment for, and his or her continued beneficial ownership of the Units, will not violate any applicable securities laws or other laws of the Subscriber’s jurisdiction.

(n) The Subscriber understands and acknowledges that (i) the Units are being offered and sold to Subscriber without registration under the Securities Act in a private placement that is exempt from the registration provisions under Section 4(a)(2) of the Securities Act, and Rule 506(c) of Regulation D, and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Subscriber hereby consents to such reliance.

(o) That the Subscriber certifies, under penalty of perjury, (i) that the social security or Tax Identification Number set forth herein is true, correct and complete, and (ii) that the Subscriber is not subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code, as amended (the “IRC”) either because the Subscriber has not been notified that the Subscriber is subject such backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the Subscriber that the Subscriber is no longer subject to backup withholding.

(p) The Subscriber acknowledges that the Company will not accept the investment of funds by any investor acting, directly or indirectly, in contravention of any applicable anti-money laundering regulations or conventions of the United States or any applicable international jurisdictions, or on behalf of terrorists, terrorist organizations, or narcotics traffickers, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering of Organization for Economic Cooperation and Development, Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Securities and Exchange Commission (“SEC”), U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, or U.S. Internal Revenue Service, all as such regulations and conventions may be amended from time to time (“Prohibited Investments”). The Subscriber’s subscription for the Interests is not a Prohibited Investment. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(q) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Subscriber understands and acknowledges that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company if the Subscriber becomes aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company, its Subsidiaries, or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(r) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(s) If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(t) The Subscriber, whether in its own capacity or through a representative, agent or affiliate (i) represents and warrants to the Company that prior to the purchase of the Units it has not entered into or effected any “short sales” of any Shares or shares of Common Stock of the Company or any hedging transaction which establishes a net short position with respect to the Shares, and (ii) covenants to the Company that for a period of twelve months from the sale of the Units it will not enter into or effect, any “short sales” of any Shares or shares of Common Stock of the Company or any hedging transaction which establishes a net short position with respect to the Shares.

3. Representations by the Company. The Company represents and warrants to the Subscriber that:

(a) Organization and Authority. The Company and each of its Subsidiaries, if applicable, (i) is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and authority to own, lease and operate its properties and to carry on its business as presently conducted; (iii) has all requisite corporate power, and authority to execute, deliver and perform their obligations under this Agreement and the Offering Documents and to consummate the transactions contemplated hereby and thereby and to issue the Units, in accordance with the terms hereof and thereof, (iv) the execution and delivery of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Units, the Shares included in the Units, and the shares of Common Stock issuable on conversion of such Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (v) each of the Offering Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (vi) each of the Offering Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies. The Company’s Subsidiaries are as set forth on Schedule I. “Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b) Qualifications. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Offering Documents or (iii) the ability of the Company to perform its obligations under the Offering Documents (a “Material Adverse Effect”).

(c) Capitalization of the Company. As of the date hereof, the authorized capital stock of the Company consists of two billion (2,000,000,000) shares of Common Stock, par value $0.0001 per share, and five hundred fifty million (550,000,000) shares of preferred stock, par value $0.0001 per share of which 10,000 shares of preferred stock have been designated Series B Preferred Stock, par value $0.0001 per share, of which 1,000 shares of preferred stock have been designated Series C Preferred Stock, par value $0.0001 per share, of which 400,000,000 shares of preferred stock have been designated as Series D Preferred Stock, par value $0.0001 per share, and of which 50,000,000 shares of preferred stock have been designated as 0% Series D-1 Convertible Preferred Stock, par value of $0.0001 per share. There are no additional outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any person (other than as described in this Agreement) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. None of the outstanding shares of Common Stock or options, warrants, rights or other securities entitling the holders to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. No other holder of any of the Company’s securities has any rights, “demand,” “piggy-back” or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of a registration statement. The Shares included in the Units to be issued to each such Subscriber pursuant to this Agreement, and shares of Common Stock issuable upon their conversion, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Coin Purchase Rights included in the Units represent the rights they purport to bear, and upon due exercise in accordance with their terms, including payment of all consideration therefor, will entitle the holder to receipt of the Coins described herein.

(d) Non-Contravention. The execution, delivery and performance of the Offering Documents by the Company, the issuance of the Units as contemplated by the Offering Documents and the completion by the Company of the other transactions contemplated by the Offering Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company; (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company; (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its respective properties or assets that would have a Material Adverse Effect; or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or its Subsidiaries to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or its Subsidiaries to make use thereof. Except as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Units in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(e) Information Provided. The Company hereby represents and warrants to the Subscriber that the information set forth in the Private Placement Memorandum and any other document provided by the Company (or the Company’s authorized representatives) to the Subscriber in connection with the transactions contemplated by this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 3(e), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 3(e) to the extent that a statement in any document included in such information which was prepared and furnished to the Subscriber on a later date or filed with the SEC or furnished to the SEC on a later date modifies or replaces such statement, whether or not such later prepared and furnished or filed statement so states.

(f) Absence of Certain Proceedings. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.

(g) Compliance with Law. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(h) Tax Matters. The Company has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company or any of its subsidiaries, taken as a whole.

(i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Units to the Subscribers. The issuance of the Units to the Subscribers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(j) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Subscribers at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

(k) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(l) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

4. Indemnification.

(a) In consideration of each Subscriber’s execution and delivery of the Offering Documents and acquiring the Units thereunder and in addition to all of the Company’s other obligations under the Offering Documents, the Company shall defend, protect, indemnify and hold harmless each Subscriber and each holder of any Units and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any fraud or misrepresentation made by the Company in any of the Offering Documents or (b) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party or which otherwise involves such Indemnitee that arises out of or results from any fraud or misrepresentation made by the Company in any of the Offering Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Promptly after receipt by an Indemnitee under this Section 4 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 4, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 4, except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

5. Transfer Restrictions; Legends.

(a) Restrictions. Each Subscriber understands that:

(i) The sale or resale of all or any portion of the Units has not been and is not being registered under the Securities Act or any applicable state securities laws, the Coin Purchase Rights are not transferable, and all or any portion of the Shares or the shares of Common Stock issuable on conversion of the Shares (“Conversion Shares”) may not be transferred unless:

(A) the Shares or Conversion Shares are sold pursuant to an effective registration statement under the Securities Act, which registration statement the Company has no intention to file;

(B) the Subscriber shall have delivered to the Company, at the cost of the Subscriber, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

(C) the Shares or Conversion Shares are sold or transferred to an “affiliate” (as defined in Rule 144) of the Subscriber who agrees to sell or otherwise transfer the Units only in accordance with this Section 5(a) and who is an “accredited investor”, as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act;

(D) the Shares or Conversion Shares are sold pursuant to Rule 144; or

(E) the Shares or Conversion Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule);

Notwithstanding the foregoing or anything else contained herein to the contrary, the Units may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(b) Each certificate representing (i) the Shares (ii) the Conversion Shares, and (iii) any other securities issued in respect of the Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 5(c) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

So long as the foregoing legend may remain on any Shares or Conversion Shares, the Subscriber consents to the Company making a notation on its records and giving instructions to any transfer agent with respect to such certificates in order to implement the restrictions on transfer established in this Section 5.

(c) Certificates evidencing Shares or Conversion Shares shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) while a registration statement covering the resale of such Shares or Conversion Shares is effective under the Securities Act, (ii) following any sale of such Shares or Conversion Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Shares or Conversion Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that a Subscriber provides the Company with reasonable assurances that such Shares or Conversion Shares are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Subscriber provides the Company with an opinion of counsel to such Subscriber, at the cost of the Subscriber and in a generally acceptable form, to the effect that such sale, assignment or transfer of such Shares or Conversion Shares may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than five (5) Business Days following the delivery by a Subscriber to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Shares or Conversion Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Subscriber as may be required above in this Section 5(c), as directed by such Subscriber, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of Shares or shares of Common Stock to which such Subscriber shall be entitled to such Subscriber’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Subscriber, a certificate representing such Shares or Conversion Shares that is free from all restrictive and other legends, registered in the name of such Subscriber or its designee.

6. Conditions to Closing.

(a) The obligation of each Subscriber hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Subscriber’s sole benefit and may be waived by such Subscriber at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Subscriber in the form reasonably acceptable to such Subscriber;

(ii) The Company shall have duly executed and delivered to such Subscriber each of the Offering Documents;

(iii) Such Subscriber shall have received the opinion of the Company’s counsel, dated as of the Closing Date, in the form reasonably acceptable to such Subscriber;

(iv) Since the date of first execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect;

(v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;

(vi) The Company shall have delivered to such Subscriber such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Subscriber or its counsel may reasonably request; and

(b) The obligations of the Company to effect the transactions contemplated by this Agreement with each Subscriber are subject to the fulfillment at or prior to each Closing Date of the conditions listed below:

(i) The representations and warranties made by such Subscriber in Section 2 shall be true and correct in all material respects at the time of Closing as if made on and as of such date; and

(ii) All corporate and other proceedings required to be undertaken by such Subscriber in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

7. Miscellaneous.

(a) Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at OriginClear, Inc., 525 S. Hewitt Street, Los Angeles, California 90013, Attention: T. Riggs Eckelberry, Chief Executive Officer, with a copy to (which shall not constitute notice) Homeier Law PC, 13400 Riverside Dr., Suite #120, Sherman Oaks, CA 91423, Attention: Michael Saryan, Esq., or addressed to the Subscriber at the address indicated on the signature page of this Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

(b) All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and the Subscriber.

(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.

(e) This Agreement may be executed in counterparts. It shall not be binding upon the Company unless and until it is accepted and executed by the Company. Upon the execution and delivery of this Agreement by the Subscriber and acceptance and execution by the Company, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers. This Agreement may be executed and delivered by facsimile.

(f) Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the plural form of names, defined terms, nouns and pronouns shall include the singular and vice-versa.

(g) The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

(h) It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

(i) The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

(j) Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing. Each Subscriber shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k) Independent Nature of Subscribers. The obligations of each Subscriber under this Agreement or other transaction document are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Agreement or any other transaction document. Each Subscriber shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Subscriber to purchase Units pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Subscriber shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. Each Subscriber has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledge and understand that Homeier Law PC has served as counsel to the Company only.

[-signature page follows-]

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the date written below.

No. of Units to be Purchased ____________________________________

Total Unit Purchase Price ($) $___________________________________

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Title (if Subscriber is an Entity)	Title (if Subscriber is an Entity)

Entity Name (if applicable)	Entity Name (if applicable)

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone-Business

Telephone-Residence	Telephone-Residence

Facsimile-Business	Facsimile-Business

Facsimile-Residence	Facsimile-Residence

Email Address	Email Address

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Manner in which title is to be held: (check only one)

☐  Individual Ownership

Joint Subscription:

☐   Community Property

☐   Joint Tenant with Right of Survivorship (JTWRS)

☐   Tenants in Common (TIC)

☐   Tenants by Entirety (TBE)

(If Securities are being subscribed for as a joint subscription, both parties must sign.)

Entity ☐ Partnership ☐ Company ☐ Self-Directed Retirement Account ☐ Trust ☐ Other_________________________ (Entities must complete Cert. of Signatory)

ACCEPTANCE BY THE COMPANY

This Subscription Agreement is agreed to and accepted as of ________________, 2018.

OriginClear, Inc.

By:	/s/ T. Riggs Eckelberry
Name:	T. Riggs Eckelberry
Title:	Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if the Units are

being subscribed for by an entity)

I,____________________________________, am the _______________________________

of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Units, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 2018

(Signature)

EXHIBIT A - WIRE INSTRUCTIONS

EXHIBIT B

INVESTOR ANTI-MONEY LAUNDERING INFORMATION FORM

(Required by the USA Patriot Act)

1.	Please submit a copy of a non-expired, photo government identification showing your name, date of birth, and signature:

Foreign Driver’s License	or	Valid Passport	or	National ID Card issued by a foreign government

(Circle one or more that applies)

Note: Documents that are written in a language that is not English must be accompanied by an English translation prepared by a qualified translator.

2.	Please identify the source of funds for the proposed investment:

Investments	or	Savings	or	Proceeds of Sale	or	Gift	or	Other

(Circle one or more that applies)

3.	I hereby certify that I am not, and am not affiliated with, a “Specially Designated National” or “Blocked Person” listed on the Specially Designated Nationals List published by the United States Department of the Treasury’s Office of Foreign Assets Control, which may be accessed at: http://sdnsearch.ofac.treas.gov/.

INVESTOR SIGNATURE AND ADDRESS
Signature: Name (English): Name (Native): Legal Address:
Date: , 20

SCHEDULE I - SUBSIDIARIES

OriginClear Technologies Ltd. (Hong Kong)

Progressive Water Treatment, Inc.

WaterChain, Inc.